Exhibit 10.2

EXECUTION VERSION

EXCHANGE AND TERMINATION AGREEMENT

This Exchange and Termination Agreement (this “Agreement”), is entered into as of August 16, 2017 (immediately following the occurrence of the H&E Termination (as defined below)), by and among United Rentals (North America), Inc., a Delaware corporation (“Parent”), Neff Corporation (“Company”), Neff Holdings LLC (“Holdings”), the holders of LLC Options (the “LLC Optionholders”) and Mark Irion (the “Management Representative”). The parties to this Agreement are referred to herein as the “Parties” or, each individually, a “Party.” Any capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, Company, and UR Merger Sub III Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), as the Merger Agreement is in effect on the date hereof.

RECITALS

WHEREAS, Company and Wayzata Opportunities Fund II, L.P. (“Opportunities Fund”), Wayzata Opportunities Fund Offshore II, L.P. (“Opportunities Fund Offshore” and, together with Opportunities Fund, the “Stockholders” and each individually, a “Stockholder”), are parties to that certain Second Amended and Restated Limited Liability Company Agreement of Holdings, dated as of November 26, 2014 (as amended, the “Holdings LLC Agreement”), pursuant to which, among other things, the parties thereto provided for Holdings to redeem, upon notice therefor by a Stockholder, Common Units of Holdings (“LLC Units”) owned by such Stockholder in exchange for shares of Company Class A Common Stock or for cash (a “Redemption”);

WHEREAS, in the event that a holder of LLC Units exercises its right to require Holdings to effect a Redemption, Company has the right to elect to require that such holder exchange its LLC Units subject to such Redemption directly with Company for an equal number of shares of Company Class A Common Stock or for cash (any such exchange, an “Exchange”);

WHEREAS, Company, the Stockholders, the LLC Optionholders, the Management Representative and other members of Holdings from time to time are parties to (a) that certain Tax Receivable Agreement, dated as of November 26, 2014 (as amended, the “Tax Receivable Agreement”), pursuant to which Company is obligated to make payments to certain parties thereto based on the reduction of Company’s liability for U.S. federal, state and local income and franchise taxes arising from adjustments to Holdings’ basis in its assets and imputed interest and (b) that certain Registration Rights Agreement, dated as of November 26, 2014 (as amended, the “Registration Rights Agreement”), pursuant to which such parties are entitled to certain rights with respect to the registration of shares of Company Class A Common Stock issuable in an Exchange or a Redemption;

WHEREAS, on the date hereof (prior to the time at which the Parties executed and delivered this Agreement), the Company terminated that Agreement and Plan of Merger, dated as of July 14, 2017, by and among H&E Equipment Services, Inc. (“H&E”), the Company and Yellow Iron Merger Co. in accordance with its terms (such termination, the “H&E Termination”);

WHEREAS, upon the occurrence of the H&E Termination in accordance with the terms thereof, the Exchange and Termination Agreement, dated as of July 14, 2017, by and among H&E, Company, Holdings, the LLC Optionholders and the Management Representative automatically terminated without further action by any of its parties;

WHEREAS, simultaneous with the execution and delivery of this Agreement, Company, Parent and Merger Sub are entering into the Merger Agreement, pursuant to which Merger Sub will be merged with and into Company, with Company surviving that merger (the “Merger”); and

WHEREAS, immediately prior to the effective time of the Merger, the Parties intend for (a) the Tax Receivable Agreement to be terminated by the parties thereto, (b) the Registration Rights Agreement to be terminated by the parties thereto, and (c) (i) the LLC Options to be exercised on a cashless basis immediately prior to the Effective Time for LLC Units and (ii) the LLC Optionholders to effect an Exchange of all such LLC Units resulting from the exercise of their respective LLC Options directly with Company for an equal number of shares of Company Class A Common Stock.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

1.             Exchange and Exercise.

(a)           Immediately prior to the Effective Time (but immediately after the Specified LLC Option Exercise (as defined below)) and pursuant to Sections 11.01 through 11.03 of the Holdings LLC Agreement, all of the LLC Units owned by each of the LLC Optionholders (after giving effect to the Specified LLC Option Exercise) shall be exchanged directly with Company on a one-for-one basis for shares of Company Class A Common Stock (the “Resulting Shares”) (each such Exchange shall be collectively referred to herein as the “Specified Exchange”).

(b)           Immediately prior to the Effective Time and simultaneous with the consummation of the Specified Exchange, Company shall (i) issue to each of the LLC Optionholders such LLC Optionholder’s Resulting Shares and (ii) duly deliver to each LLC Optionholder a certificate issued in the name of such LLC Optionholder representing such LLC Optionholder’s Resulting Shares, duly executed by the appropriate officers of Company and duly recorded on the books of Company or its transfer agent in the name of such LLC Optionholder. Company covenants that all shares of Company Class A Common Stock issuable to the LLC Optionholders in the Specified Exchange will, upon issuance, be validly issued, fully paid and non-assessable, free and clear of all taxes and Liens of any kind (except for transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws).

(c)           The LLC Optionholders, Holdings and Company hereby (i) agree that this Agreement shall constitute the Redemption Notice, the Contribution Notice and the Exchange Election Notice for a Share Settlement pursuant to the Holdings LLC Agreement and (ii) irrevocably waive any notice periods required or permitted by the Holdings LLC Agreement in connection with the Specified Exchange and any obligation to deliver any other notices or elections thereunder. Subject to Section 6(a) hereof, the LLC Optionholders, Holdings and Company hereby irrevocably waive the right to, as applicable, deliver a Retraction Notice or otherwise revoke the Redemption Notice, Contribution Notice or Exchange Election Notice. Company irrevocably agrees that the Specified Exchange will be a Direct Exchange made by means of a Share Settlement. Any capitalized terms used but not defined in this Section 1(c) shall have the meanings set forth in the Holdings LLC Agreement. For the avoidance of doubt, if this Agreement is terminated, any elections hereunder shall be null and void ab initio, and neither the LLC Optionholders nor Company will be required to consummate any Exchange or Redemption.

(d)           Immediately prior to the consummation of the Specified Exchange, each LLC Option held by an LLC Optionholder that is outstanding and unexercised as of immediately prior to the Specified Exchange shall be exercised on a cashless basis (each such exercise shall be collectively referred to herein as the “Specified LLC Option Exercise”) and the number of LLC Units issued to each LLC Optionholder

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upon such exercise shall be reduced by the number of LLC Units having a value (equal to the Merger Consideration) equal to the sum of the aggregate exercise price of the LLC Options being exercised by such LLC Optionholder plus the minimum Tax withholding required in connection with the exercise of the LLC Options held by such LLC Optionholder (with such LLC Units so withheld to pay such exercise price and Tax withholding to be treated as if they were provided to the applicable LLC Optionholder). For the avoidance of doubt, if this Agreement is terminated, neither the LLC Optionholders nor Holdings will be required to consummate the Specified LLC Option Exercise.

2.             Terminations.

(a)           Effective immediately prior to the Effective Time, without the requirement for any further action by any of the Parties, the Tax Receivable Agreement shall be irrevocably terminated at no cost to the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent or any of their respective Subsidiaries and shall be of no further force or effect, and all liabilities of the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent and their respective Subsidiaries relating thereto shall be irrevocably cancelled, extinguished and waived. Notwithstanding anything to the contrary in the Tax Receivable Agreement (including Sections 4.1(b) and 4.3 thereof), none of the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Holdings, Parent or any of their respective Subsidiaries shall have any payment or other obligations under the Tax Receivable Agreement resulting from the consummation of the transactions contemplated by this Agreement, the Merger Agreement or otherwise. Each of Company and Parent hereby acknowledges and agrees that the substantial economic, financial and pecuniary benefits that the Stockholders are foregoing as a result of the termination of the Tax Receivable Agreement pursuant hereto is conferring substantial economic, financial and pecuniary benefits to Company and its stockholders.

(b)           Effective immediately prior to the Effective Time, without the requirement for any further action by any of the Parties, the Registration Rights Agreement shall be irrevocably terminated at no cost to the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent or any of their respective Subsidiaries and shall be of no further force or effect, and all liabilities of the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent and their respective Subsidiaries relating thereto shall be irrevocably cancelled, extinguished and waived.

(c)           In consideration of the mutual agreements herein contained, effective as of the Effective Time, the Management Representative and the LLC Optionholders, each on behalf of itself and its respective affiliates (excluding for this purpose Company and its Subsidiaries) and Releasing Representatives, fully, finally and forever releases, discharges and waives any and all civil actions, causes of action, claims, costs of suit, counterclaims, debts, demands, judgments, liabilities, obligations and actions for legal fees, in law or in equity, known or unknown, asserted or not, existing or not, of whatever kind or nature, in any jurisdiction, including in arbitration proceedings or any other forum, which have arisen or may arise in the future under the Tax Receivable Agreement, the Registration Rights Agreement or the Holdings LLC Agreement against Company, the Surviving Corporation, Holdings, Parent and their respective Subsidiaries and Releasing Representatives; provided, however, that nothing contained herein shall operate to release any claims, liabilities or obligations related to, or amend, modify or terminate, (A) any term or provision of the Holdings LLC Agreement (as in effect as of immediately prior to the date hereof) that provides any officer or manager of Holdings, or any officer or manager of Holdings that was serving at the request of Holdings as a manager, officer, director, principal, member, employee or agent of any direct or indirect Subsidiary of Holdings, with rights of indemnification or reimbursement or advancement of expenses, including, without limitation, any term or provision set forth in Section 7.04 of the Holdings LLC Agreement (as in effect on the date hereof) to the extent applicable to any such officer or manager of Holdings, (B) any term or provision of the Holdings LLC Agreement (as in effect as of

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immediately prior to the Effective Time) that provides the Company, the Management Representative, any LLC Optionholder or any of their respective affiliates, Subsidiaries or Releasing Representatives with rights of exculpation and/or limitation of liability (but expressly excluding any rights to indemnification, reimbursement or advancement of expenses other than as set forth in clause (A)), including, without limitation, any term or provision set forth in any of Sections 3.01(c), 3.07, 6.09(a), 7.01(a) and 7.01(c) of the Holdings LLC Agreement (as in effect on the date hereof), (C) the Surviving Reporting Obligation (as defined below), and (D) any term or provision of the Holdings LLC Agreement (as in effect on the date hereof) that provides for the maintenance of capital accounts or the allocation of items of income, gain, loss, deduction or credit, including, without limitation, any term or provision set forth in Article V of the Holdings LLC Agreement (as in effect on the date hereof) (in the case of this clause (D), solely with respect to any taxable period ending on or before the Closing Date, or any taxable period beginning before the Closing Date and ending after the Closing Date). The terms, provisions and obligations described in clauses (A), (B), (C) and (D) of the proviso of the immediately preceding sentence shall be collectively referred to herein as the “Continuing Provisions”. The term “Releasing Representatives” means the affiliates, agents, assigns, attorneys, directors, employees, officers, owners, parents, partners, representatives, members, shareholders, heirs, auditors, consultants, predecessors, divisions, managers, trustees and advisors (including past, present and future of any and all of the foregoing) of any Party or person.

3.             Representations and Warranties of the LLC Optionholders. Each of the LLC Optionholders hereby represents and warrants to each other Party as follows:

(a)           Authority; Binding Nature. Such LLC Optionholder has full power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such LLC Optionholder. The execution and delivery of this Agreement by such LLC Optionholder, the performance of such LLC Optionholder’s obligations hereunder and the consummation by such LLC Optionholder of the transactions contemplated hereby to be consummated by such LLC Optionholder have been duly and validly authorized by all necessary action on the part of such LLC Optionholder. No other proceedings on the part of such LLC Optionholder are necessary to approve this Agreement by such LLC Optionholder or to consummate the transactions contemplated hereby to be consummated by such LLC Optionholder. This Agreement has been duly and validly executed and delivered by such LLC Optionholder and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of such LLC Optionholder, enforceable against such LLC Optionholder in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(b)           Ownership of LLC Options. As of the date hereof (after giving effect to the occurrence of the H&E Termination), such LLC Optionholder beneficially owns LLC Options set forth opposite the name of such LLC Optionholder on Exhibit A hereto free and clear of any proxy, voting or transfer restriction, adverse claim or other Lien (except for transfer restrictions imposed by Holdings LLC Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws). As of the date hereof, the LLC Options set forth opposite the name of such LLC Optionholder on Exhibit A hereto entitle such LLC Optionholder, upon exercise (and prior to giving effect to withholding for exercise price and taxes as contemplated by Section 1(d)), to the number of LLC Units set forth opposite the name of such LLC Optionholder on Exhibit A hereto. Such LLC Optionholder has the sole power to dispose of its LLC Options and good and valid title to such LLC Options. As of the date hereof, such LLC Optionholder does not own any securities of Holdings other than such LLC Options (for the avoidance of doubt, excluding securities of Holdings indirectly held by virtue of owning shares of Class A Common Stock).

(c)           No Conflicts. Neither the execution and delivery of this Agreement by such LLC

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Optionholder, nor the performance by such LLC Optionholder of its obligations under this Agreement, will (i) violate any Law applicable to such LLC Optionholder or any of its properties or assets, (ii) result in the creation by such LLC Optionholder of any Lien upon its LLC Options or (iii) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by such LLC Optionholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such LLC Optionholder is a party, or by which such LLC Optionholder or any of its properties or assets may be bound or affected, except for, in the case of clause (iii), any such violations, conflicts, losses, defaults, terminations, cancellations or accelerations that would not reasonably be expected to prevent the performance by such LLC Optionholder of its obligations under this Agreement.

(d)           Absence of Litigation. As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such LLC Optionholder’s knowledge, threatened against or involving or affecting, such LLC Optionholder or its LLC Options that would reasonably be expected to impair the ability of such LLC Optionholder to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such LLC Optionholder.

(e)           Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by Company, the Surviving Corporation, Parent or any of their respective Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such LLC Optionholder (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor or other Person retained or engaged by Company).

4.             Representations and Warranties of Parent, Company, Holdings and the Management Representative. Parent, Company, Holdings and the Management Representative hereby represent and warrant, severally and not jointly, to each other Party as follows (provided, that (x) the representation and warranty made in Section 4(d) shall only be made by Parent, and (y) the representations and warranties made in Sections 4(e) and 4(f) shall only be made by Company and Holdings):

(a)           Authority; Binding Nature. Such Party has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Party. The execution and delivery of this Agreement by such Party, the performance of such Party’s obligations hereunder and the consummation by such Party of the transactions contemplated hereby to be consummated by such Party have been duly and validly authorized by all necessary action on the part of such Party. No other proceedings on the part of such Party are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(b)           No Conflicts. Neither the execution and delivery of this Agreement by such Party, nor the performance by such Party of its obligations under this Agreement, will (i) violate any Law applicable to such Party or any of its properties or assets, or (ii) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by such Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such Party is a party, or by which such Party or its respective properties or assets may

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be bound or affected.

(c)           Absence of Litigation. As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such Party’s knowledge, threatened against or involving or affecting, such Party that would reasonably be expected to impair the ability of such Party to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Party.

(d)           Ownership of Equity Interests. Parent does not own, beneficially or of record, any securities of Company or Holdings.

(e)           LLC Units and LLC Options. As of the date hereof, the LLC Options owned by each of the LLC Optionholders (as set forth on Exhibit A) constitute all of the issued and outstanding LLC Options. As of the date hereof, there are no other Equity Interests of Holdings outstanding other than such LLC Options and LLC Units owned by the Stockholders.

(f)            H&E Termination.  Prior to the execution and delivery of this Agreement by the Parties, the H&E Termination occurred and became effective.

5.             Tax Matters.

Company shall and, following the Merger, Parent will cause Company and the Surviving Corporation to, comply with the obligations of Company under (i) Section 8.03 of the Holdings LLC Agreement as in effect as of the date hereof and (ii) the second and third sentences of Section 9.01 of the Holdings LLC Agreement as in effect as of the date hereof (such obligations, collectively, the “Surviving Reporting Obligation”). Effective immediately following the Effective Time, Company, the Surviving Corporation and Holdings shall have no further obligations or liabilities (other than obligations and/or liabilities under or with respect to the Continuing Provisions) to the LLC Optionholders or the Management Representative pursuant to or in respect of the Holdings LLC Agreement and the Surviving Company may amend, restate or terminate the Holdings LLC Agreement in its sole discretion; provided, however, that the Continuing Provisions shall continue in full force and effect.

6.             Miscellaneous.

(a)           Term. This Agreement shall remain in full force and effect unless and until the Support Agreement is terminated in accordance with its terms (except for a termination of the Support Agreement on account of the consummation of the Merger). In the event that the Merger Agreement is terminated in accordance with its terms, (i) this Agreement shall automatically and immediately terminate and be of no further force and effect, all without the need for any further action of the part of (or notice to) any person and (ii) there shall be no liability or obligation hereunder on the part of any Party or any of their respective affiliates, or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns. Without limiting the immediately preceding sentence, if this Agreement is terminated then the Stockholders shall not be required to consummate the Specified Exchange. None of the representations or warranties made by any Party in Section 3 or Section 4 hereof, as applicable, shall survive the termination of this Agreement or the Effective Time.

(b)           Further Actions. Following the date hereof, the Parties shall take all actions reasonably necessary and execute and deliver all documents and instruments to each other and third parties (including Company’s stock transfer agent) reasonably requested by a Party to give effect to the transactions contemplated hereby immediately prior to the Effective Time. The Parties agree that the

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Effective Time shall not occur until such time as all of the transactions contemplated by Sections 1 and 2 have become effective.

(c)           Amendments and Waivers. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(d)           Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means, including signatures received as a .pdf attachment to electronic mail), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

(e)           Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and any Action, dispute or other controversy arising out of or relating hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law principles thereof. Each Party agrees that any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby shall be brought, heard, tried and determined exclusively in the Chosen Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably and unconditionally waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) irrevocably and unconditionally waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding that is given in accordance with Section 6(f) or in such other manner as may be permitted by applicable Law, shall be valid, effective and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT:  (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f)            Notices. All notices and other communications hereunder shall be in writing and shall be

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deemed duly given or received (i) when personally delivered, (ii) on the date sent by email of a “portable document format” (.pdf) document (so long as written notice of such transmission is sent within two (2) business days thereafter by another delivery method hereunder) or (iii) one (1) business day following the date sent if such notice is sent by FedEx or another nationally recognized overnight delivery service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	if to Company or Holdings, to:

Neff Corporation
3750 NW 87th Avenue
Suite 400
Miami, Florida 33178-2433
	Attention:	Mark Irion
	Email:	MIrion@Neffcorp.com

With a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, New York 10036-6745
	Attention:	Daniel I. Fisher
Zachary N. Wittenberg
	Email:	dfisher@akingump.com
zwittenberg@akingump.com

(ii)	if to Parent, to:

United Rentals (North America), Inc.
100 First Stamford Place, Suite 700
Stamford, CT 06902
	Attention:	Michael J. Kneeland
Craig A. Pintoff
	Email:	mkneelan@ur.com
cpintoff@ur.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
	Attention:	Francis J. Aquila
Scott B. Crofton
	Email:	aquilaf@sullcrom.com
croftons@sullcrom.com

(iii)	if to the Management Representative or an LLC Optionholder, to:

Neff Corporation
3750 N.W. 87111 Avenue, Suite 400
Miami, Florida 33178
	Attn:	Chief Financial Officer
	Facsimile:	(305) 513-4156
	E-mail:	mirion@neffcorp.com

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(g)           Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings.

(h)           Assignment; Third Party Beneficiaries; Transferees. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided that Parent may assign this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person (other than the Parties and, solely with respect to Section 6(k) hereof, the No Recourse Parties (as defined below)) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(i)            Severability. The provisions of this Agreement shall be deemed severable. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction or the application of that provision, in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

(j)            Enforcement. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that the Parties may not have an adequate remedy at Law in the event that any of the obligations of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity, including monetary damages. Each of the Parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, (ii) an award of performance is not an appropriate remedy for any reason at Law or equity, and (iii) any requirement under any Law to post security or a bond or similar undertaking as a prerequisite to obtaining equitable relief.

(k)           Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that the Stockholders may be partnerships, the Parties covenant, agree and acknowledge that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, affiliates, limited partners, general partners, members, managers, employees, stockholders or equity holders of any Stockholder, or any former, current or future directors, officers, agents, affiliates, employees, general or limited partners, members, managers, employees, stockholders or equity holders of any of the foregoing, as such (any such Person, a “No Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any

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statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)            Obligations Several. The obligations of the LLC Optionholders under this Agreement shall be several and not joint and several.

(m)          Certain Acknowledgments. Parent, Holdings and Company hereby irrevocably acknowledge and agree that:

(i)            the consummation of the Specified Exchange by each of the LLC Optionholders shall be exempt from the operation of Section 16(b) of the Exchange Act; and

(ii)           the fair market value of each of the LLC Units owned each of the LLC Optionholders that are exchanged for shares of Company Class A Common Stock pursuant to the Specified Exchange is equal to the Merger Consideration and, as such, there is no profit or gain realized by any of the LLC Optionholders upon the sale or other disposition of any such shares of Company Class A Common Stock pursuant to the Merger.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Michael J. Kneeland
Name:	Michael J. Kneeland
Title:	President & CEO

[Signature Page for Exchange and Termination Agreement]

NEFF CORPORATION

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

[Signature Page for Exchange and Termination Agreement]

NEFF HOLDINGS, LLC
By: Neff Corporation, its managing member

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Chief Financial Officer

[Signature Page for Exchange and Termination Agreement]

/s/ Graham Hood
Graham Hood

[Signature Page for Exchange and Termination Agreement]

/s/ James Continenza
James Continenza

[Signature Page for Exchange and Termination Agreement]

/s/ Mark Irion
Mark Irion

[Signature Page for Exchange and Termination Agreement]

/s/ Robert Singer
Robert Singer

[Signature Page for Exchange and Termination Agreement]

/s/ Steve Michaels
Steve Michaels

[Signature Page for Exchange and Termination Agreement]

/s/ Westley Parks
Westley Parks

[Signature Page for Exchange and Termination Agreement]

MANAGEMENT REPRESENTATIVE:
Mark Irion

/s/ Mark Irion

[Signature Page for Exchange and Termination Agreement]

Exhibit A

Optionholder	Number of LLC Options	Number of LLC Units(1)
Graham Hood	354,288	354,288
James Continenza	20,433	20,433
Mark Irion	211,272	211,272
Robert Singer	14,303	14,303
Steve Michaels	60,131	60,131
Westley Parks	97,510	97,510

(1)         Does not give effect to the exercise price and tax withholding contemplated by Section 1(d).